UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2007

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-049790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 5, 2007, Verint Systems Inc. issued a press release announcing an update to its expected timing regarding completing its audit and becoming current with its SEC filings. Previously, Verint had indicated that it was working towards being current by January 31, 2008. While Verint continues to commit all available resources towards achieving that goal, the company announced that it believes that it is likely to be delayed from that timetable as a result of its examination of accounting treatment for revenue recognition under complex contractual arrangements under AICPA Statement of Position (SOP) 97-2, Software Revenue Recognition (“SOP 97-2”). In connection with this examination, Verint has begun performing a comprehensive review of its license and sale agreements, as well as re-performing technical calculations associated with the establishment of vendor specific objective evidence (“VSOE”). VSOE calculations involve making determinations regarding the fair value of the company’s maintenance, professional and implementation services, as well as the application of the relative fair value method to allocate revenue to each element of the company’s bundled hardware and software arrangements. If the company for accounting purposes is unable to determine the fair value of an undelivered element within a multiple element arrangement, as defined by VSOE, revenue for the entire arrangement is deferred until all elements have been delivered.

Verint also announced that although it has previously cautioned that all of the financial information contained in its press releases, conference calls and Form 8-Ks since April 17, 2006 has been “preliminary, not complete, and expected to change,” Verint has concluded that its financial disclosure and guidance disclosure contained in its press releases, conference calls and filings on Form 8-Ks since April 17, 2006 should no longer be relied upon.

A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc. dated November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: November 5, 2007

	By:	/s/ Peter D. Fante
	Name:	Peter D. Fante
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc. dated November 5, 2007.